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                                                             Exhibit 10.23



                          AGREEMENT AND GENERAL RELEASE

      Agreement and General Release ("Agreement") made as of the 9th day of March, 1999, by and between James D. Wilcox ("Wilcox") and Key Components, LLC ("Key").

      In consideration of the mutual covenants and agreements set forth herein, Wilcox and Key agree as follows:

      1. Wilcox hereby voluntarily and irrevocably resigns from his employment with Key effective March 19, 1999, which was the last date on which he had any responsibilities or duties for Key.

      2. Within seven (7) days after the Effective Date of this Agreement (as defined in paragraph "15" below), Key shall provide Wilcox with a check in the amount of Seventeen-Thousand-and Five-Hundred Dollars ($17,500.00) (less applicable withholdings and deductions) payable to "James D. Wilcox." Key will issue a Form W-2 to Wilcox with respect to this payment.

      3. Wilcox acknowledges and agrees that the payment referred to in paragraph "2": (i) exceeds any payments, benefits, and/or other things of value to which Wilcox is or might otherwise be entitled to under any policy, plan, practice, or procedure of, or prior agreement or contract with Key (including but not limited to the Employment Agreement dated April 17, 1998 between Wilcox and Key) and/or
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the other Releasees (as defined in sub-paragraph "4(b)" below); (ii) is in full discharge of any and all of Key's and/or the other Releasees' potential liabilities and obligations to Wilcox and all of Wilcox's potential claims against Key, including but not limited to claims for severance or variable pay, any bonus, any unused vacation, and/or any other compensation in any form; (iii) is in full discharge of any and all alleged claims against Key and/or the other Releasees for damages of any kind; and (iv) fully and completely settles all claims by Wilcox against Key and/or the other Releasees up to and including the Effective Date of this Agreement (as such "Effective Date" is defined in paragraph "15").

      4. In consideration for the undertakings assumed and promises pursuant to this Agreement:

            (a) Wilcox covenants that, he will not at any time commence, maintain, prosecute, participate in as a party, or permit to be filled by any other person on his behalf, any action, suit, or proceeding (judicial, administrative, arbitral, or other) against Key and/or the other Releasees and represents that he has not done so as of the Effective Date of this Agreement with respect to (i) Wilcox's employment with Key, the terms and conditions of such employment, the termination of Wilcox's employment thereof, the negotiation and entry into this Agreement, and/or the terms of this Agreement and/or (ii) any act, event, or occurrence, or any alleged failure to act, from the beginning of time and occurring up to and including the Effective Date of this Agreement;

            (b) Wilcox, for himself and his heirs, executors, administrators, successors, and assigns (collectively "Releasor"), forever releases and discharges Key, any and all of its partners, parents, subsidiaries, affiliated, and related companies, and any and all of its past, present, and future officers, directors, employees and agents (collectively "Releasees"), from any and all claims, demands, causes of action, and liabilities of any kind whatever (upon any legal or equitable theory, whether contractual, common law, statutory, federal, state, local or otherwise, and including but not limited to any claims for compensatory or punitive damages, injunctive or equitable relief, or for attorneys' fees, or costs or disbursements of any kind), whether known or


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unknown, which Releasor ever had, now has, or may hereafter have against
Releasees by reason of any action, omission, transaction, or occurrence from the beginning of time and occurring up to and including the Effective Date of this Agreement. It is the understanding and agreement of the parties that the release provided for by this paragraph "4(b)" shall be a general release in all respects. Without limiting the generality or force or effect of the foregoing, this release shall release Releasees from any and all claims against Releasees arising, directly or indirectly, from (i) Wilcox's employment with Releasees;
(ii) the terms and conditions of such employment; (iii) the termination of Wilcox's employment with Releasees; (iv) the negotiation and entry into this Agreement, and/or the terms of this Agreement; and (v) any and all claims under the Age Discrimination in Employment Act ("ADEA"), the Older Workers Benefit Protection Act ("OWBPA"), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act ("ADA"), the Equal Pay Act ("EPA"), the Family Medical Leave Act ("TMLA"), the Employee Retirement Income Security Act of 1974 ("ERISA"), and/or any other federal, state, or local law (statutory or decisional), regulation, or ordinance, up to and including the Effective Date of this Agreement.

      5. Wilcox agrees he will not seek or accept any award or settlement from any source or proceeding with respect to any claim or right covered by paragraphs "3" and "4".

      6. Wilcox acknowledges and agrees that his employment relationship with Key is permanently and irrevocably severed and that he is not eligible for rehire or reemployment with Key or any of the other Releasees, and hence covenants that he will not seek such employment.

      7. Wilcox hereby agrees to the following provisions respecting confidentiality:


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            (a) The terms and provisions of this Agreement shall not, directly or indirectly, be disclosed (in whole or in part) or characterized by Wilcox or any of its agents (including but not limited to any attorney representing Wilcox) to any other person or entity (including but not limited to any current or former employee of Key). Wilcox and any attorney representing Wilcox represent and warrant that neither he nor they have heretofore made any disclosure or characterization of the terms and provisions of this Agreement (in its final form and/or in any previous drafts thereof).

            (b) Notwithstanding the foregoing, it shall not be a breach of this paragraph "7" for Wilcox to disclose the terms and provisions of this Agreement to attorneys he may consult in connection with his rights and responsibilities under this Agreement; provided, however, that Wilcox shall inform each such attorney of the provisions of this Agreement and provided further that any violation of such provisions by any such attorney shall constitute a breach by Wilcox of this paragraph "7".

            (c) Wilcox and any attorney representing Wilcox acknowledge and agree that neither he nor they has or will solicit or provoke any inquiry concerning the terms and provisions of this Agreement. In the event a request is made of either Wilcox and/or any attorney representing Wilcox by any person or entity (including but not limited to any government agency or authority), acting or purporting to act under color of law (whether by subpoena or otherwise), for a disclosure, in whole or in part, of the terms or provisions of this Agreement, Wilcox and any attorney representing Wilcox will give prompt notice of such request to Key attorneys and will, to the extent permitted by law, make no such disclosure until Key have had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure.


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      8. Wilcox acknowledges and agrees that he has not and will not engage in any conduct that is injurious to the reputation or interest of Key or any of the other Releasees, including but not limited to (i) divulging, communicating, or in any way making use of any confidential or proprietary information acquired in the performance of his duties with Key; and (ii) publicly disparaging (or inducing or encouraging others to publicly disparage) Key or any of the other Releasees. Key agrees that it will make no communication, oral, in writing or otherwise which disparages Wilcox.

      9. (a) Wilcox acknowledges that his position with Key necessarily required and resulted in the disclosure to Wilcox of confidential information and trade secrets of Kev and/or the other Releasees (such as, without limitation, marketing plans, financial information, relationships with lenders, budgets, customer preferences and policies, identity of appropriate personnel of customers with sufficient authority to influence a shift in suppliers). Wilcox agrees (i) that he will not at any time disclose to anyone any confidential information or trade secret of Key and/or the other Releasees or utilize such confidential information or trade secret for his own benefit, or for the benefit of third parties, and (ii) that all memoranda, notes, records, or other documents complied by Wilcox or made available to Wilcox during his employment concerning the business of Key and/or the other Releasees and/or its and their customers shall be the property of Key and/or the other Releasees and shall be delivered to Key no later than the Effective Date of this Agreement.

      (b) The provisions of this paragraph "9" shall survive the termination of this Agreement.


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      10. This Agreement shall not be offered or admitted as evidence in any proceeding, except to the extent necessary in a proceeding brought to enforce the terms thereof.

      11. This Agreement shall in all respects be interpreted and governed by the laws of the State of New York (without regard to New York's conflicts laws), except where federal law may govern, and the parties in any action arising out of this Agreement shall be subject to the jurisdiction and venue of the federal and state courts, as applicable, in the State of New York, County of New York.

      12. This Agreement shall extend and inure to the benefit of, and shall be binding upon, Wilcox and Key and each of his and their heirs, executors, administrators, and successors and assigns.

      13. If, at any time after the Effective Date of this Agreement, any provision of this Agreement shall be held to be illegal, void or unenforceable, such provision shall be of no force and effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the legality or enforceability of, any other provision of this Agreement; provided, however, that, upon any finding by a court of competent jurisdiction that the release and covenants provided for by paragraphs "3 through "9" of this Agreement are illegal, void, or unenforceable, Wilcox agrees, at Key's option, either to return promptly to Key the payment made pursuant to paragraph "2" above or to execute a release, waiver and/or covenant that is legal and enforceable. Further, if Wilcox seeks to challenge the validity of or otherwise vitiate this Agreement or any provision thereof (including but not limited to paragraphs "3" through "9"). Wilcox shall, as a precondition, be required to repay to Key the consultancy payments made pursuant to paragraph "2" above. Finally, Wilcox agrees that any breach of the terms of


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paragraphs "3" through "9" shall constitute a material breach of this Agreement.
In the event that Wilcox commits any such material breach of this Agreement, and due to the difficulties in calculating the damages that might be sustained (directly or indirectly) as a result of such breach, Wilcox:

            (a) consents to the entry of injunctive relief against him (without Key being required to post any bond), in addition to Key's right to pursue any and all of its potential remedies under the law;

            (b) agrees that, if such material breach occurs, Key shall be entitled to liquidated damages from Wilcox, as such and not as a penalty, in the amount of Fifteen Thousand Dollars ($15,000.00); and

            (c) agrees that, in the event that Key pursues legal remedies against Wilcox, Wilcox agrees to pay and reimburse Key for its attorneys' fees and costs incurred in any such action (including but not limited to a counterclaim in an action brought by Wilcox) to enforce its rights under this Agreement.

      14. Wilcox represents and warrants that he has been advised to consult with independent legal counsel before executing this Agreement; that he has executed this Agreement only after having had an opportunity to consult with such independent legal counsel; that he has carefully read the Agreement in its entirety; that he has been given the opportunity to consider this agreement for a period of at least twenty-one (21) days, if he so desires, that he has had the opportunity to have the provisions of the Agreement explained to him by his own counsel and have answered to his satisfaction any questions he has asked with regard to the meaning of any of the provisions of the Agreement, that he fully understands their terms and significance; that he


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voluntarily assents to all the terms and conditions contained therein; that he is signing the Agreement knowingly and voluntarily; and that he understands and intends to abide by all of this Agreement's provisions, terms, and conditions without exception. It is the intention of the parties that this Agreement satisfies all of the requirements of the Older Workers Benefit Protection Act ("OWBPA"), 29 U.S.C.ss.626(f).

      15. After executing this Agreement, Wilcox shall have seven (7) days (the "Revocation Period") to revoke this Agreement by indicating his desire to do so in writing sent by facsimile to Key's counsel, Alan Rivera, Esq., at facsimile number (212) 586-0340. The effective date of this Agreement shall be the eighth
(8th) day following the execution and delivery of this Agreement (the "Effective Date"). In the event Wilcox does not accept this Agreement, or in the event that Wilcox revokes this Agreement during the Revocation Period, this Agreement shall automatically be deemed null and void, and the payment set forth in paragraph "2" of this Agreement shall not be distributed.

      16. This Agreement may be executed in several counterparts, each of which shall be an original as against any party who or which signed it, and all of which shall constitute one and the same document.

      17. Should any provision of this Agreement require interpretation or construction, Wilcox and Key agree that the presumption providing that a document or agreement is to be interpreted or construed more strictly against the party who or which prepared such document or agreement shall not apply, it being agreed that both Wilcox and Key have participated in the preparation of all provisions of this Agreement.


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      18. This Agreement constitutes the entire agreement and understanding reached by the parties and supersedes any and all prior negotiations and agreements (actual or proposed and whether written or oral), including but not limited to, the Employment Agreement dated April 17, 1998 between Wilcox and Key. The parties to this Agreement explicitly acknowledge that they have not relied upon any promise, representation, or warranty, express or implied, not explicitly set forth in this Agreement.

      19. This Agreement may be amended only by a writing signed by Wilcox and Key.

                                          James D. Wilcox


                                          /s/ James D. Wilcox
                                          ----------------------------------

STATE OF ____________   )
                        ) ss.:
COUNTY OF ___________   )

      On this 9 day of March, 1999, before me personally came James D. Wilcox, to me known and known to me to be the person described in and who executed the foregoing Agreement and General Release, and he duly acknowledged to me that he executed the same.


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Notary Public

                                          Key Components, LLC


                                          By:/s/ Robert B. Kay
                                             -------------------------------


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STATE OF _____________)
                      ) ss.:
COUNTY OF ____________)

      On this 9 day of March, 1999, before me personally came Robert B. Kay, who, being by me duly sworn, did depose and say that he/she is Chief Financial Officer of Key Components, LLC ("Key"), that he/she is authorized to execute the foregoing Agreement on behalf of Key, and that he/she duly acknowledged to me that he/she executed the same on behalf of Key.


---------------------------
Notary Public


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